SECOND AMENDMENT

TO

INDEMNITY AGREEMENT

SECOND AMENDMENT TO INDEMNITY AGREEMENT, dated as of June 30, 2009 (“Second Amendment”) by and among Sempra Energy, a California corporation, Pacific Enterprises, a California corporation, Enova Corporation, a California corporation (collectively with Sempra Energy and Pacific Enterprises, the “Sempra Indemnitees”), and The Royal Bank of Scotland plc, a Scottish company limited by shares (the “Indemnitor”).  Capitalized terms used herein without definition have the meanings provided in the Indemnity Agreement (as defined below).

RECITALS:

WHEREAS, the Sempra Indemnitees and the Indemnitor have entered into an Indemnity Agreement dated as of April 1, 2008 (the “Original Indemnity Agreement”), as amended March 30. 2009 (the “First Amendment” and, together with the Original Indemnity Agreement, the “Indemnity Agreement”).

WHEREAS, pursuant to Section 7.12(b)(iii) of the Formation Agreement, the parties thereto have committed to use their commercially reasonable efforts to cause the novation (substituting the Indemnitor for the relevant Indemnified Party) or termination, to the greatest extent possible, of the outstanding Financial Assurances;

WHEREAS, as a result of certain delays in the novation process, the parties acknowledge that certain Financial Assurances, including certain of the Post-Closing Financial Assurances, continue to be outstanding as of the date of this Second Amendment; and

WHEREAS, the Indemnitor has requested, and the Sempra Indemnitees have agreed, subject to the terms hereof, to extend the Novation Deadline set forth in section 2.03 of the Indemnity Agreement;

NOW THEREFORE, the parties hereby agree as follows:

1.  The first sentence of Section 2.03 of the First Amendment shall be amended by deleting the following words: “Until June 30, 2009 (such date, the “Novation Deadline”)” and replacing them with the following: “Until December 31, 2009 (such date, the “Novation Deadline”).”

2.  Except as expressly modified herein, the terms and provisions of the Indemnity Agreement shall remain in full force and effect and be enforceable against the parties thereto.  Nothing expressed or referred to in this Second Amendment will be construed to give any person other than the Sempra Indemnitees and the Indemnitor any legal or equitable right, remedy or claim under or with respect to this Second Amendment except such rights as shall inure to a successor or permitted assignee pursuant to the Indemnity Agreement.  The Sempra Indemnitees reserve all of their respective rights under the Financial Assurances and do not, by executing and delivering this Second Amendment, waive, impair or limit any of their respective rights or remedies, or the rights or remedies of any other Indemnified Parties, under the Financial Assurances.  This Second Amendment may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Second Amendment by fax or email shall be as effective as delivery of an original executed counterpart of this Second Amendment.  This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the day and year first above written.

SEMPRA ENERGY

By:  ____________________

        Joseph A. Householder

        Senior Vice President, Chief Accounting Officer and Controller

PACIFIC ENTERPRISES

By:  ____________________

       Randall Clark

       Assistant Secretary

ENOVA CORPORATION

By:  ____________________

       Randall Clark

       Assistant Secretary

THE ROYAL BANK OF SCOTLAND PLC

By:  ____________________

Name:

Title: